Exhibit 10.35

                              EMPLOYMENT AGREEMENT

                  This Agreement (together with all exhibits hereto, the "Agreement") made in Burlington, Vermont by and between Ben & Jerry's Homemade, Inc. (the "Company"), a Vermont corporation with its principal place of business at 30 Community Drive, South Burlington, Vermont 05403-6828, and Lawrence E. Benders of Boulder, Colorado (the "Executive"), effective as of the 16th day of September, 1997 as to Section 3b and effective as to 20th day of October, 1997 to all other provisions (which is referred to herein as the "Effective Date").

         WHEREAS, subject to the terms and considerations hereinafter set forth, the Company wishes to employ the Executive as its Chief Marketing Officer and Executive wishes to accept such employment;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions, and conditions set forth in this Agreement, the parties hereby agree:

         1.       Employment.

         a. Employment by the Company. Executive agrees to be employed by the Company for the Term of this Agreement upon the terms and subject to the conditions set forth in this Agreement. Executive shall serve as the Chief Marketing Officer ("CMO") of the Company and shall have such duties as may be prescribed by the Chief Executive Officer ("CEO") and Executive shall serve in such other and/or additional position(s) as the CEO may determine from time to time. The CMO will report directly to the CEO.

         b.  Performance  of  Duties.  Throughout  the  Term of this  Agreement,
Executive shall faithfully and diligently perform Executive's duties in conformity with the directions of the CEO and will serve the Company to the best of Executive's ability. Executive shall devote Executive's entire working time, attention and energies to the business and affairs of the Company, subject to vacations and sick leave in accordance with Company's policy.

         c. Place of Performance. During the Term of this Agreement, Executive shall be based in the Company's offices in Burlington, Vermont. Executive will be at the Company's principal place of business in South Burlington, Vermont and be ready, willing, and able to perform his duties hereunder no later than November 1, 1997. Executive shall maintain Executives personal residence in the Burlington, Vermont area within reasonable access to Executive's place of employment.

         2. Term. Subject to earlier termination as hereafter provided, the Executive's employment hereunder shall be for a term of three (3) years, commencing on the Effective Date hereof and ending thirty-six (36) months thereafter on October 26, 2000. The Company shall have the right to renew this Agreement by notifying Executive six (6) months before the end of the Term of Company's intention to do so.




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         3. Compensation and Benefits. As full and complete compensation for all
services   performed  by  the  Executive  and  subject  to  performance  of  the
Executive's obligations:

         a. Base Salary. The Company agrees to pay the Executive a base salary ("Base Salary") at the rate Eighteen Thousand Seven Hundred and Fifty Dollars ($18,750) per month payable in installments consistent with the Company's payroll practices. The Executive will be subject to annual merit salary reviews by the CEO.

         b. Consulting and Sign Up Payment. In consideration of the Executive signing up and agreeing to be available to consult for the Company, at such times as shall be mutually agreed, in the area of marketing during the period commencing September 16, 1997 and ending October 20, 1997, the Company agrees to pay the Executive $25,000. Payment of this one-time payment shall be made in arrears once the Executive reports to work for the Company at the Place of Employment (as stated above).

         c. One Time Guaranteed Award. On January 2, 1998, Company agrees to pay to the Executive, provided the Executive is then in the active employ of the Company the sum of $78,750 (less all applicable deductions and withholdings). This sum will be made to Executive as a payment to "make whole" the Executive for certain sums of money he is forfeiting with his present employer. This is a one time payment obligation of the Company.

         d. Annual Bonus. The CEO is in the process of developing an Elective Management Incentive Pool ("EMIP"). The EMIP is not presently finalized but is in the process of being prepared for submission and approval of the Company's Board of Directors. If Executive is employed hereunder when such plan is adopted, Executive will participate therein and will be treated in accordance with his position and the terms of the EMIP.

         e. Other Benefits. The Executive shall be entitled to participate in, to the extent Executive is otherwise eligible under the terms thereof, the employee benefit plans and programs of the Company, and receive the benefits and perquisites, generally provided to executives of the same level and responsibility as Executive. Nothing in this Agreement shall preclude the Company from terminating or amending from time to time any employee benefit plan or program. Executive shall earn vacation time at the rate of one and a half days per month and this paid vacation time may be used following six months of continuous employment at the Company.

         f. Business Expenses. Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by the Executive in the performance of Executive's duties under this Agreement. Such reimbursement shall be in accordance with the policies and procedures established by the Company from time to time and for executives of the same level and responsibility as Executive.

         g. Relocation Expenses. The Company will reimburse the Executive for the following relocation expenses: (i) Closing costs on selling the existing home, including sales commission and legal fees, not to exceed $30,000 dollars,
(ii) Expenses to move all household goods, not to exceed


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$15,000  dollars,  (iii)Interim  living  expenses  for ninety (90) days,  not to exceed $4,000 dollars, (iv) Expenses for up to two (2) house-hunting trips for the Executive and his wife including air fare, lodging, meals and rental car, and (v) Closing costs on any new purchase of the Executive's primary residence, including standard mortgage points (not buy down interest rate expenses) and legal fees, not to exceed $10,000 dollars. The Company is willing to consider reimbursement for any expenses which exceed the limitations listed above, should the cost of relocation increase substantially for unforeseen reasons, provided that the CEO agrees in writing to the unforeseen costs in advance of the Executive incurring such costs. All reimbursed amounts will be grossed up for tax purposes.

         h. Grant of Option and Terms Thereof. The Company hereby agrees that it will grant to Executive, pursuant to the Company's 1997 Equity Incentive Plan (the "Plan"), an option to purchase 52,000 shares of Class A common stock of the Company ("Option Shares") exercisable at the market price of $ 12.63. The Option will expire 10 years from the date of grant thereof. Provided that the Executive is in full compliance with terms and conditions of the Plan, the Option will be exercisable over a four (4) year period of time commencing from the date of grant, with one-fourth being exercisable on the first anniversary of the date of grant and up to additional 1/48 of the shares covered by this Option on the last day of each month in the next three years after said anniversary. The full terms and conditions of the Option shall be set forth in the form of the Option Certificate attached as Exhibit A.

         i. No Other Compensation or Benefits; Payment. The compensation and benefits specified in Sections 3 and 4 of this Agreement shall be in lieu of any and all other compensation and benefits. Payment of all compensation and benefits to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

         j. Cessation of Employment. In the event Executive shall cease to be employed by the Company for any reason, then Executive's compensation and benefits shall cease on the date of such event, except as otherwise provided herein or in any applicable employee benefit plan or program.

         4.       Termination of Employment.

         a. Termination. The Company may terminate Executive's employment for Cause (as defined below) or for any breach of this Agreement, in which case the provisions of Section 4(b) shall apply. The Company may also terminate Executive's employment in the event of Executive's Disability (as defined below), in which case the provisions of Section 4(c) shall apply. The Company may also terminate the Executive's employment for any other reason by written notice to Executive, in which case of the provisions of Section 4(d) shall apply. If Executive's employment is terminated by reason of Executive's death, retirement or voluntary resignation, then the provisions of Section 4(b) shall apply.

         b. Termination for Cause; Termination by Reason of Death or Retirement or Voluntary Resignation. In the event that the Executive's employment hereunder is terminated


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during the Agreement Term (x) by the Company for Cause (as defined below) or (y)
by reason of Executive's death or retirement or (z) by reason of Executive's voluntary resignation, then the Company shall pay to the Executive or the Executive's designated beneficiary or if no beneficiary has been designated by the Executive, to his estate (all as the specific case may be), any Base Salary, bonuses and incentives that are earned but unpaid, pro-rated through any such termination under the Section 4(b) and payment or reimbursement of business expenses accrued prior to any act of termination under this Section 4(b). For purposes of this Agreement, "Cause" shall mean (i) conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) engaging in any substantiated act involving moral turpitude;
(iii) engaging in any act which, in each case, subjects, or if generally known would subject, the Company to public ridicule or embarrassment; (iv) gross neglect or misconduct in the performance of Executive's duties hereunder; (v) willful or repeated failure or refusal to perform such duties as may be delegated to Executive by the CEO; or (vi) breach of any provision of this Agreement by Executive.

         c. Disability. If as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from Executive's duties hereunder on a full time basis for either (i) one hundred and twenty (120) days within any three hundred and sixty-five (365) day period, or (ii) ninety (90) consecutive days, and if within thirty (30) days after written notice of termination is given Executive shall not have returned to the performance of Executive's duties hereunder on a full time basis, the Company may terminate the Executive's employment hereunder for "Disability". In that event, the Company shall pay to Executive, within thirty (30) days of the date of such termination, only the Base Salary through such date of termination. During any time period that Executive fails to perform Executive's duties hereunder as a result of incapacity due to physical or mental illness (a "Disability Period"), Executive shall continue to receive the compensation and benefits provided by Section 3 hereof until Executive's employment hereunder is terminated; provided, however, that the amount of compensation and benefits received by Executive during the Disability Period shall be reduced by the aggregate amounts, if any, payable to Executive under disability benefit plans and programs of the Company or under the Social Security disability insurance program.

         d. Termination By Company For Any Other Reason. In the event that Executive's employment hereunder is terminated by the Company during the Agreement Term for any reason other than as provided in Sections 4(b) or 4(c) hereof, then the Company shall pay to Executive, within thirty (30) days of the date of such termination, the Base Salary through such date of termination and, in lieu of any further compensation and benefits for the balance of the Agreement Term, severance pay equal to one of the following circumstances: if Executive is terminated within: (t) the first month of the Term, then eleven
(11) months of Base Salary; (u) the second month of the Term, then ten (10) months of the Base Salary; (v) the third month of the Term, then nine (9) months of the Base Salary; (w) the fourth month of the Term, then eight (8) months of the Base Salary; (x) the fifth month of the Terms, then seven (7) months of the Base Salary; (y) the sixth month of the Terms, then six (6) months of the Base Salary; and (z) any time after the sixth month of the commencement of the Term but before the last six (6) months of the Term, then six (6) of the Base Salary (for purposes of convenience only, the respective time period for severance will be referred to as "Severance Period"). The respective severance payments will be paid at the


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times and in the  amounts  such Base  Salary  would have been  paid.  Under such circumstances, except as set forth below, for the balance of the respective Severance Period, Executive shall also continue to participate in and receive the benefits and perquisites provided for above (but not including any bonus or stock options) to the same extent as if the Executive's employment had not been terminated; provided, however, that in the event that Executive shall breach any of the duties, obligations, and/or promises hereunder including but not limited to Sections 5 and 7, in addition to any other remedies the Company may have in the event Executive breaches this Agreement, the Company's obligation pursuant to this Section 4(d) to continue such salary, benefits and perquisites shall cease and Executive's right thereto shall terminate and shall be forfeited. Executive agrees and understands that should Company terminate Executive for any reason, Executive still is under an immediate duty to mitigate and in the event that Executive finds and accepts suitable replacement employment before the end of the respective Severance Period, then the Company's obligation pursuant to this Section 4(d) to continue such salary, benefits and perquisites shall cease and Executive's rights thereto shall terminate and shall be forfeited.

         e. No Further Liability; Release. Payment made and performance by the Company in accordance with this Section 4 shall operate to fully discharge and release the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives from any further obligation or liability with respect to Executive's employment and termination of employment. Other than paying Executive's Base Salary through the date of termination of Executive's employment and making any severance payment and continuing benefits and perquisites pursuant to and in accordance with this
Section 4 (as applicable), the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives shall have no further obligation or liability to Executive or any other person under this Agreement. The Company shall have the right to condition the payment of any severance or other amounts pursuant to Sections 4(c) or 4(d) hereof upon delivery by Executive to the Company of a release in form and substance satisfactory to the Company of any and all claims Executive may have against the Company and its directors, officers, employees, agents and representatives arising out of or related to Executive's employment by the Company and termination of such employment.

         5.       Confidential Information.

         a. The Executive will comply with the policies and procedures of the Company and its Subsidiaries for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law) or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Subsidiaries. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

         b. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Subsidiaries and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Subsidiaries. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates or at such


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earlier time or times as the CEO or his designee may specify, all Documents that are then in the Executive's possession or control.

         6. Assignment of Rights to Intellectual Property. The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's full right, title and interest in and to all Intellectual Property. All copyrightable works that the Executive creates shall be considered "work made for hire".

         7. Restricted Activities. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Subsidiaries, and that the agreed restrictions set forth below will not deprive the Executive of the ability to earn a livelihood:

         a. While the Executive is employed by the Company and for two years after his employment terminates (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Subsidiaries within the United States, or within any foreign country in which the Products are sold at the date of termination of employment, or undertake any planning for any business competitive with the Company or any of its Subsidiaries.

         b. The Executive further agrees that while he is employed by the Company and during the Non-Competition Period, the Executive will not hire or attempt to hire any employee of the Company or any of its Subsidiaries, assist in such hiring by any Person, encourage any such employee to terminate his or her relationship with the Company or any of its Subsidiaries, or solicit or encourage any customer or vendor of the Company or any of its Subsidiaries to terminate its relationship with them, or, in the case of a customer, to conduct with any Person any business activity which such customer conducts or could conduct with the Company or any of its Subsidiaries.

         c. The provisions of this Section 7 shall not be deemed to preclude the Executive from employment during the Non-Competition Period following termination of employment hereunder by a corporation, some of the activities of which are competitive with the business of the Company, if the Executive's employment does not relate, directly or indirectly, to such competitive business, and nothing contained in this Section 7 shall be deemed to prohibit the Executive, during the Non-Competition Period following termination of employment hereunder, from acquiring or holding, solely as an investment, publicly traded securities of any competitor corporation so long as such securities do not, in the aggregate, constitute one-half of 1% of the outstanding voting securities of such corporation.


         8. Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 5, 6, and 7 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its


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Subsidiaries  and that each and every one of the  restraints  is  reasonable  in respect to subject matter, length of time and geographic area. The parties further agree that, in the event that any provision of Sections 5, 6, 7 and 22 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographical area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

         9. Indemnification. The Company shall indemnify the Executive to the extent provided for the Company executive officers in its then current Articles of Incorporation or Bylaws. The Executive agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of his employment with the Company.

         10. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 10 and as provided elsewhere herein. For purposes of this Agreement the following definitions apply:

         a. "Confidential Information" means any and all information of the Company and its Subsidiaries that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information not readily available to the public, which, if disclosed by the Company or its Subsidiaries would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, plant operation processes, marketing and financial activities, including costs, profits and sales, of the Company and its Subsidiaries, (ii) the Products and all formulas thereof, (iii) the costs, source of supply, financial performance and strategic plans of the Company and its Subsidiaries, (iv) the identity and special needs of the customers and suppliers of the Company and its Subsidiaries and (v) the people and organizations with whom the Company and its Subsidiaries have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Subsidiaries have received belonging to others or which was received by the Company or any of its Subsidiaries with any understanding that it would not be disclosed.

         b. "Intellectual Property" means inventions, discoveries, developments, methods, processes, formulas, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed, or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive's employment that relate to either the Products or any prospective activity of the Company and its Subsidiaries.

         c. "Products" mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Subsidiaries, together will all services provided or planned by the Company or any of its Subsidiaries, during the Executive's employment.




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         11. Withholding.  All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

         12. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person, the Company shall require such Person or the resulting entity to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it.

         13. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         15. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement, shall be in writing, and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention Chief Executive Officer and President.

         16. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior and contemporaneous communications, representations and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

         17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized officer of the Company.

         18. Governing Law, Arbitration and Consent to Jurisdiction. This is a Vermont contract and shall be construed and enforced under and be governed in all respects by the laws of the State of Vermont, without regard to the conflict of laws principles thereof. The parties each agree to promptly and mutually select a mediator and promptly mediate in good faith any controversy, claim or dispute arising between the parties hereto arising out of or related to this Agreement and its performance or any breach or claimed breach thereof. In the event that mediation does not resolve any such matter, then such matter other than any matter in which injunctive relief or other equitable relief is sought shall be definitively resolved through binding


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arbitration  conducted in the City of Burlington,  Vermont,  by a panel of three
(3) arbitrators in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association; provided, however, that notwithstanding anything to the contrary in such Commercial Arbitration Rules, the parties shall be entitled in the course of any arbitration conducted pursuant to this Section to seek and obtain discovery from one another to the same extent and by means of the same mechanisms authorized by Rules 27 through 37 of the Federal Rules of Civil Procedure. The power and office of the arbitrators shall arise wholly and solely from this Agreement and the then current Commercial Arbitration Rules of the American Arbitration Association. The award of the panel or a majority of them so rendered shall be final and binding, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereto.

         To the extent a dispute is not to be arbitrated in accordance with the foregoing, each of the Company and the Executive (i) irrevocably submits to the jurisdiction of the United States District Court of Vermont and to the jurisdiction of the state courts of Vermont (Washington Country superior, district of Vermont) for the purpose of any suit or other proceeding arising out of or based upon the Agreement or the subject matter hereof and agrees that any such proceeding shall be brought or maintained only in such court, and (ii) waives, to the extent not prohibited by applicable law, and agrees not to assert in any such proceedings, any claim that it is not subject to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that any such proceeding brought or maintained in a court provided for above may not be properly brought or maintained in such court, should be transferred to some other court or should be stayed or dismissed by reason of the pendency of some other proceeding in some other court, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

         19. Other Obligations. Executive represents and warrants that neither Executive's employment with the Company nor Executive's performance of his obligations hereunder will conflict with or violate or otherwise are inconsistent with any other obligations, legal or otherwise, which Executive may have.

         20. Cooperation. Following termination of employment with the Company, Executive shall cooperate with the Company, as requested by the Company, to affect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by the Executive.

         21. Protection of Reputation. During the Agreement Term and thereafter, Executive agrees that he will take no action which is intended, or would reasonably be expected, to harm the Company or its reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company.

         22. Remedies For Breach. The parties hereto agree that Executive is obligated under this Agreement to render personal services during the Agreement Term of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value, and, in the event of a breach of any covenant of Executive herein, the injury or imminent injury to the value and the goodwill of the Company's business could not be reasonably or adequately compensated in damages in an action at law. Accordingly, Executive expressly acknowledges that the Company shall be entitled to specific performance, injunctive relief or any other equitable remedy against Executive, without the posting of a bond, in the event of any breach or threatened breach of any provision of this Agreement by Executive (including Sections 5, 6, and 7 hereof). Without limiting the generality of the foregoing, if Executive breaches
Section 5 or 6 or 7 hereof,  such  breach  will  entitle  the  Company to enjoin
Executive  from  disclosing  any  Confidential   Information  to  any  competing
business, to enjoin such competing business from receiving Executive or using any such Confidential Information and/or to enjoin Executive from rendering personal services to or in connection with such competing business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

         23. Assistance in Proceedings, Etc. Executive shall, without additional compensation, during and after expiration of the Agreement Term, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any legal or quasi-legal proceeding, including any external or internal investigation, involving the Company or any of its affiliates or in which any of them is, or may become, a party.

         24. Survival. Cessation or termination of Executive's employment with the Company shall not result in termination of this Agreement. The respective obligations of Executive and the rights and benefits afforded to the Company as provided in this Agreement shall survive cessation or termination of Executive's employment hereunder. This Agreement shall not terminate upon, and shall remain in full force and effect following, expiration of the Agreement Term and all rights and obligations of the parties hereto as and to the extent provided herein shall survive such expiration.

         IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized officer, and by the Executive, as of the date first above mentioned.

                                               BEN & JERRY'S HOMEMADE, INC.

/s/Lawrence E. Benders                             /s/ Perry D. Odak
_______________________________                By: ____________________________
Lawrence E. Benders, Executive                 Perry D. Odak
                                               Chief Executive Officer